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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

VERSANT CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Versant Corporation
255 Shoreline Drive, Suite 450
Redwood City, California 94065 USA

NOTICE OF 2010 ANNUAL MEETING OF SHAREHOLDERS

March 1, 2010

To Our Shareholders:

        You are cordially invited to attend the 2010 Annual Meeting of Shareholders of Versant Corporation (the "Company") to be held as follows:

Date:	Monday, May 3, 2010
Time:	10:00 a.m. Pacific Daylight Time
Location:	Versant U.S. Corporate Headquarters 255 Shoreline Drive, Suite 450 Redwood City, California 94065 USA

        At the meeting, we will ask you and our other stockholders to consider and vote on the following matters:

  1.
  To elect five directors of the Company, each to serve until the next Annual Meeting of Shareholders. The Company's Board of Directors intends to present Uday Bellary, William Henry Delevati, Herbert May, Jochen Witte and Bernhard Woebker as nominees for election to the Board of Directors;

  2.
  To ratify the selection of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2010; and

  3.
  To transact such other business as may properly come before the meeting or any adjournment of the meeting.

  You may vote on these matters in person or by proxy. We ask that you complete and return the enclosed proxy card promptly—whether or not you plan to attend the meeting—in the enclosed addressed, postage-paid envelope, so that your shares will be represented and voted at the meeting in accordance with your wishes.

        If you attend the meeting, you may withdraw your proxy and vote your shares in person. If your shares are held in street name and you do not plan to attend the meeting, please follow the instructions provided by the holder of record to ensure that your shares are voted. Only stockholders of record at the close of business on March 5, 2010 may vote at the meeting.

        We look forward to seeing you at the meeting.

By Order of the Board of Directors,
/s/ JOCHEN WITTE Jochen Witte Chief Executive Officer and President

Redwood City, California
March 1, 2010

VERSANT CORPORATION

PROXY STATEMENT
FOR THE
2010 ANNUAL MEETING OF SHAREHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

        The enclosed proxy is solicited on behalf of the board of directors (the "Board" or "Board of Directors") of Versant Corporation, a California corporation ("Versant" or the "Company"), for use at Versant's Annual Meeting of Shareholders to be held on Monday, May 3, 2010, at 10:00 a.m. Pacific Daylight Time (the "Annual Meeting"), or at any adjournment thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of 2010 Annual Meeting of Shareholders.

        This Proxy Statement, the enclosed form of proxy card, and the Company's Annual Report to Shareholders for the fiscal year ended October 31, 2009 were first mailed or delivered to shareholders on or about March 19, 2010.

Date, Time and Place of the Annual Meeting

        The Annual Meeting will be held at Versant's principal executive offices at 255 Shoreline Drive, Suite 450, Redwood City, California 94065 USA at 10:00 a.m. Pacific Daylight Time on Monday, May 3, 2010. The Company's telephone number at that location is (650) 232-2400.

Directions

        If you would like directions to attend the Annual Meeting in person, please go to http://www.versant.com/en_US/aboutus/contactinfo/ or call Investor Relations at (650) 232-2416.

What proposals are scheduled to be voted on at the Annual Meeting?

        There are two proposals scheduled for a vote at the Annual Meeting, which are:

  •
  Proposal No. 1: To elect five directors of the Company, each to serve until the next Annual Meeting of Shareholders and until his or her successor has been duly elected and qualified or until his or her earlier resignation, death or removal;

  •
  Proposal No. 2: To ratify the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for the fiscal year ending October 31, 2010.

Record Date; Shareholders Entitled to Vote at the Annual Meeting

        Holders of record of the Company's Common Stock at the close of business on March 5, 2010 (the "Record Date") are entitled to vote at the Annual Meeting.

        If on the Record Date, your shares were registered directly in your name with our transfer agent, BNY Mellon Shareowner Services, then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy.

        If on the Record Date, your shares were held on your behalf in an account with a brokerage firm, bank or other nominee and not in your name, you are the beneficial owner of those shares (held in "Street Name") but not the registered record owner of those shares, and these proxy materials are being forwarded to you by that organization. As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account, and it has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. Please note that the organization that holds your shares is considered the stockholder of record of the Versant shares you beneficially own for purposes of voting at the Annual Meeting. If you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares at the Annual Meeting.

Quorum

        At the close of business on February 25, 2010, the Company had 3,492,768 shares of Common Stock outstanding and entitled to vote. A majority of the shares of Common Stock outstanding on the Record Date, represented in person or by proxy at the Annual Meeting, will constitute a quorum for the transaction of business at the Annual Meeting. Shares as to which holders abstain from voting as to a particular matter, votes withheld and "broker non-votes" (described below) will be counted in determining whether there is a quorum of stockholders present at the meeting provided that a proxy card is returned with respect to such shares or such shares are otherwise represented in person at the meeting

How Many Votes Do I Have?

        Holders of Common Stock are entitled to one vote for each outstanding share held as of the Record Date.

What is the Vote Required to Approve Each Proposal?

  Proposal 1—Election of Directors.

        Under Proposal No. 1 (regarding election of directors), the nominees for election receiving the highest number of affirmative votes of the shares entitled to be voted for them, up to the number of directors to be elected, will be elected to the Board of Directors.

  Proposal 2—Ratification of Independent Accounting Firm.

        Approval of Proposal 2 (regarding ratification of the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for the Company's 2010 fiscal year), requires the affirmative vote of a majority of the shares of Common Stock entitled to vote, the holders of which are present in person or represented by proxy at the Annual Meeting and voting on the proposal, which affirmative votes must also constitute at least a majority of the required quorum.

Effect of "Broker Non-Votes"

        "Broker Non-Votes" occur when shares held in Street Name are not voted because: (1) the broker does not receive voting instructions from the beneficial owner and (2) the broker lacks discretionary authority to vote the shares. Banks and brokers do not have discretionary authority to vote on their clients' behalf on "non-routine" proposals. If a beneficial owner of shares held in Street Name does not give a proxy to the broker with instructions as to how to vote the shares, then the broker generally has discretionary authority to vote those shares in "routine" matters, such as the ratification of auditors.

        As you may know, recent changes to exchange rules eliminated broker discretionary voting with respect to the election of directors. Where a matter is not considered "routine", such as Proposal No. 1, regarding the election of directors, the shares held by the broker will not be voted on that proposal without specific instruction from the beneficial holder of the shares. Therefore, unlike in prior years, your broker is not able to vote on your behalf in any director election without specific voting instructions from you. Accordingly, we strongly encourage you to vote your shares in the election of directors before the meeting by returning your proxy by mail so that your shares will be represented and voted at the meeting if you cannot attend in person.

        Abstentions and Broker Non-Votes can have the effect of preventing approval of a proposal where the number of affirmative votes, though a majority of the votes cast, does not constitute a majority of the required quorum.

        The inspector of elections appointed for the Annual Meeting will separately tabulate the relevant affirmative and negative votes, Abstentions and Broker Non-Votes for each proposal. Approval of each of the Company's proposals requires that a quorum be present at the Annual Meeting.

Voting of Proxies

        When proxies are properly dated, signed, and returned, the shares they represent will be voted at the Annual Meeting in accordance with the instructions of the shareholder. If a shareholder signs and returns a valid proxy in the form of the proxy card accompanying this Proxy Statement but does not provide instructions on the proxy card as to how its shares shall be voted with respect to any particular proposal or proposals to be voted on at the Annual Meeting, then all the shares represented by such signed and returned proxy will be voted in favor of each such proposal or proposals. Therefore, if such a shareholder signed and returned such a valid proxy but provided no instructions on how such shareholder's shares are to be voted on any proposal at the Annual Meeting, then all the shares represented by such returned proxy will be voted "FOR" Proposal No. 1 (regarding election of directors) to elect to the Board each of the nominees selected by the Board of Directors and "FOR" Proposal No. 2 (regarding ratification of the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for fiscal 2010) and in the discretion of the proxy holders as to any other matters that may properly come before the Annual Meeting or any adjournment thereof.

        In the event that sufficient votes in favor of the proposals are not received by the date of the Annual Meeting, or if insufficient shares are present at the Annual Meeting to constitute a quorum, the persons named as Proxies may propose one or more adjournments of the Annual Meeting to permit further solicitations of proxies. Any such adjournment would require the affirmative vote of the majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote.

Expenses of Soliciting Proxies

        The Company's Board of Directors is soliciting the proxy included with this Proxy Statement for use at the Annual Meeting. The Company will pay the expenses of soliciting the proxies for the Annual Meeting. Following the original mailing of proxy cards, this proxy statement and other soliciting materials, the Company and/or its agents also may solicit proxies by mail, telephone, facsimile, email or in person. After the original mailing of the proxy cards, this proxy statement and other soliciting materials, the Company will request that brokers, custodians, nominees and other record holders of its Common Stock forward copies of the proxy cards, this proxy statement and other soliciting materials to persons for whom they hold shares and request authority for the exercise of proxies. The Company will reimburse the record holders for their reasonable expenses upon request. The Company plans to engage a proxy solicitation firm to assist the Company in soliciting proxies to be voted at the Annual Meeting for fees of not more than $10,000 plus certain out-of-pocket and variable charges that may be incurred in the Company's discretion.

Revocability of Proxies

        Any person signing and returning a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote pursuant to the proxy. A proxy may be revoked (1) by a writing delivered to the Secretary of the Company by the person who signed the proxy and stating that the proxy is revoked, (2) by a subsequent proxy presented at the Annual Meeting that is signed by the person who signed the earlier proxy being revoked, or (3) by attendance at the Annual Meeting and voting in person (although attendance in person at the Annual Meeting without voting will not, in and of itself, constitute a revocation of a proxy). Please note, however, that if a shareholder's shares are held in Street Name and that shareholder wishes to vote at the Annual Meeting, the shareholder must bring to the Annual Meeting a letter from the broker, bank or other nominee confirming that shareholder's beneficial ownership of the shares.

        Any written notice of revocation or of a subsequent replacement proxy should be delivered to the following address:

Versant Corporation
Attention: Secretary
255 Shoreline Drive, Suite 450
Redwood City, CA 94065

or hand-delivered to the Secretary of Versant at or before the taking of the vote at the Annual Meeting.

Notice of Internet Availability of Proxy Materials

        Important Notice Regarding the Availability of Proxy Materials for the Annual Shareholder Meeting to Be Held on May 3, 2010. The Notice of the Annual Shareholder Meeting and this Proxy Statement, Versant's Annual Report to Shareholders for the fiscal year ended October 31, 2009 and Versant's report on Form 10-K for its fiscal year ended October 31, 2009 are available at: http://bnymellon.mobular.net/bnymellon/vsnt.

 PROPOSAL NO. 1
ELECTION OF DIRECTORS

Nominees

        At the Annual Meeting, shareholders will elect five directors to the Board of Directors, each to hold office until his or her successor is elected and qualified, or until his or her earlier death, resignation, or removal. Shares represented by the accompanying proxy will be voted "FOR" the election of the five nominees recommended by the Board of Directors who are named in the following table, unless the proxy is marked in such a manner as to withhold authority to so vote. Each of the nominees is currently a director of Versant.

        Versant has no reason to believe that the nominees for election will not be available to serve their prescribed terms. If any nominee for any reason is unable to serve or will not serve, however, the proxy may be voted for such substitute nominee as the persons appointed in the proxy may in their discretion determine.

        The following table sets forth certain information concerning the nominees, which information is based on data furnished to Versant by the nominees:

Name of Director	Age	Principal Occupation	Director Since
Jochen Witte (4,5,6)	49	President & Chief Executive Officer of the Company	2004
Uday Bellary (1,2,3,6)	55	Chief Executive Officer of Wortal, Inc.	2003
William Henry Delevati (1,2,3,4,5)	61	Chairman of the Board of Versant	1999
Herbert May (1,2,3,6)	60	Consultant	2004
Bernhard Woebker (4)	60	Consultant	2005

(1)
Member of Audit Committee

(2)
Member of Compensation Committee

(3)
Member of Nominating Committee

(4)
Member of Strategic Transactions Committee

(5)
Member of Employee Option Committee

(6)
Member of the Stock Buy-Back Committee

        Jochen Witte has served on Versant's Board of Directors since March 2004 following Versant's merger with Poet Holdings, Inc. and is a member of the Strategic Transactions Committee, the Employee Option Committee and the Stock Buy-Back Committee of the Board. Mr. Witte has been President and Chief Executive Officer of Versant since June 2005, and he served as the Company's Chief Financial Officer and Secretary from June 2005 to June 2006. From March 2004 to June 2005, he served as President, European Operations of Versant. Prior to joining Versant, Mr. Witte was CEO of Poet Holdings Inc., a company that merged with Versant in 2004 and which he co-founded in 1993. He initially worked as Poet's Managing Director of Germany and became Poet's Chief Financial Officer in 1999 when Poet went public. Mr. Witte received a degree in Business Administration from the Berlin Technical University and also attended the University of Wales as an exchange student.

        Uday Bellary has served as a director of Versant and Chairman of the Audit Committee of the Board of Directors since July 2003 and is also a member of the Compensation, Nominating and Stock Buy-Back Committees of the Board. From February 2010 to the present, Mr. Bellary has served as the Chief Financial Officer of GreenVolts, Inc., a privately held company that develops and commercializes concentrating photovoltaic (CPV) technology for solar energy applications. From May 2007 to December 2009, Mr. Bellary served as President, Chief Executive Officer and Chief Financial Officer of

Wortal, Inc., and is currently serving as its Chairman of the Board. Wortal, Inc. is a privately-held company that provides consumers with focused and value-added information on topics such as entertainment, services, local activities, home needs and work-related matters through vertical, community-oriented portals accessible from the World Wide Web and mobile platforms. He also previously served as the Chief Financial Officer of Atrica, Inc., a privately held optical Ethernet company, on a full-time basis from November 2005 to January 2008, when Atrica was sold to Nokia Siemens Networks, and previously on a part-time basis between April 2005 and October 2005. Mr. Bellary also served as part time Executive Vice President, Finance, Administration and Operations and Chief Financial Officer of VL, Inc. a privately held VoIP services company, and as a member of its board of directors from September 2003 to November 2005 and remained an advisor until 2007. Since July 2004 Mr. Bellary has also been a member of the board of directors of Backweb Technologies Ltd., a publicly held provider of software that enables mobile workers to access web-based applications. From February 2000 to August 2003, he served as the Senior Vice President, Finance & Administration and Chief Financial Officer of Metro Optix, Inc., a privately held provider of optical networking equipment, which, to satisfy its liabilities, disposed of its intellectual property and other assets to Xtera Communications and ceased operations in August of 2003. Mr. Bellary received a B.S. degree in Finance, Accounting and Economics from Karnatak University and a DMA degree in Finance from the University of Bombay, India. Mr. Bellary is a Certified Public Accountant and a Chartered Accountant.

        William Henry Delevati has been the Chairman of the Board since June 2005 and has served as a director of the Company since October 1999. He is currently the Chairman of the Nominating Committee and a member of the Audit, Compensation, Strategic Transactions and Employee Option Committees of the Board. Mr. Delevati has also served as a consultant to various companies located in the Silicon Valley area since April 2000. From October 1999 to April 2000, Mr. Delevati served as the Senior Vice President, Information Technology and Chief Information Officer of Aspect Communications Corporation, a provider of customer call center solutions. From November 1995 to April 1999, he served as Vice President of Worldwide Information Services for Quantum Corporation, a storage device company. From April 1995 to November 1995, he was the Chief Information Officer, Senior Vice President of MIS for Conner Peripherals, a storage device company. From September 1994 to April 1995, he was the Chief Information Officer, Vice President of Worldwide MIS for Borland Corporation, a software tools company. From September 1993 to September 1994, he was the Chief Information Officer, Vice President of Worldwide MIS for Logitech, a computer peripheral device company. From December 1987 to September 1993, he was the Director of Application Development and Global Information Resources for Sun Microsystems, Inc. Mr. Delevati received a Bachelor of Science degree in Computer Science from UC Berkeley and an MBA from Arizona State University.

        Dr. Herbert May has served as a director of the Company since March 2004, is currently the Chairman of the Compensation Committee and a member of the Audit, Nominating and Stock Buy-Back Committees of the Board. From November 2000 to March 2004, he served as Chairman of the Board of Directors of Poet Holdings, Inc., a company that merged with Versant in March 2004. In addition, Dr. May served as a member of both the Audit and Compensation Committees of Poet Holdings, Inc. Dr. May has held several leading positions at Alcatel in both Stuttgart and Paris. His last position at Alcatel was Head of the Office of Communication Division. From February 1994 to September 1995, Dr. May took a leading role as CEO in establishing DeTeSystems, a German wholly owned subsidiary of Deutsche Telekom AG that provides system solutions for telecommunications services to significant accounts in Germany. In 1995, he was appointed to the Board of Management of Deutsche Telekom AG, where he was responsible for large business customers, multimedia and systems solutions until May 1998. Currently, Dr. May manages his own consulting and investment company and is a member of the advisory boards of several IT and multimedia companies. From June 2000 to December 2008 he served on the Board of Directors of InfoVista S.A., a publicly held French company that provides software products that monitor and analyze the performance of telecommunications and IT infrastructures.

        Bernhard Woebker has served as a director of the Company since June 2005 and was previously a director of the Company from June 1999 until the Company's merger with Poet Holdings, Inc. in March 2004. He currently serves as a member of the Strategic Transactions Committee of the Board. Mr. Woebker has been a consultant to various investment banking and venture capital firms in Europe and the United States since late 1999. From January 1999 until July 2001, he served as Executive Vice President of the Company and from March 1997 until January 1999 he served as the Company's Vice President and General Manager in Europe. From 1994 to March 1997, he was the President of Versant Object Technology GmbH, an independently-owned distributorship for Versant products in Europe, which was acquired by Versant in March 1997. From 1976 until 1994, Mr. Woebker held a variety of positions in Germany and the United States with Nixdorf Computer AG, Nixdorf Computer Engineering Corp. and Siemens Nixdorf Informationssysteme AG, all information technology companies, including the position of President and CEO of Nixdorf Computer Engineering Corp. in Boston, Massachusetts from 1986 to 1989. Mr. Woebker has also served as Senior Vice President, Pyramid Technology Corp. in Europe and as Vice President, NeXT Computer, Inc. in Europe. Mr. Woebker received a Masters of Science degree in Mathematics and Computer Science from the University of Hannover.

Vote Required and Board of Directors' Recommendation

        The nominees for election to the Board of Directors receiving the highest number of affirmative votes of the shares entitled to be voted for them at the Annual Meeting, up to the number of directors to be elected (i.e. 5 directors), will be elected to the Board of Directors. Abstentions and Broker Non-Votes will not be taken into account in determining the outcome of the election of directors.

Director Independence

        The Board has determined that directors Uday Bellary, William Henry Delevati, Bernhard Woebker and Dr. Herbert May qualify as independent directors under the rules of The NASDAQ Stock Market. The NASDAQ independence definition includes a series of objective tests, including that a director may not be a Company employee and that the director has not engaged in various types of business dealings with the Company. In addition, as further required by the NASDAQ rules, the Board of Directors has made a subjective determination as to each independent director that no relationship exists which, in the opinion of the Board of Directors, would interfere with the exercise of such director's independent judgment in carrying out the responsibilities of a director.

Board of Directors Meetings and Committees

        During fiscal 2009, the Board held ten meetings, including telephonic meetings. The six standing committees of the Board are the Audit Committee, the Compensation Committee, the Nominating Committee, the Strategic Transactions Committee, the Employee Option Committee and the Stock Buy-Back Committee. No director attended fewer than 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which he served (during the periods that he served). The Company strongly encourages the members of the Board to attend the Company's Annual Meeting. No directors attended our 2009 Annual Meeting of Stockholders other than Jochen Witte, who is the Company's Chief Executive Officer.

        Audit Committee.    Messrs. Bellary, Delevati and May are the current members of the Audit Committee and served as such throughout fiscal 2009. Mr. Bellary serves as the Chairman of the Audit Committee and was appointed to that position in July 2003. The Board has determined that Mr. Bellary is the "audit committee financial expert" as defined by the rules of the United States Securities and Exchange Commission (the "SEC"). The Audit Committee met eight times during fiscal

2009, including telephonic meetings. The principal responsibilities of the Audit Committee are as follows:

  •
  overseeing the Company's accounting and financial reporting processes and the audit of the Company's financial statements;

  •
  overseeing the Company's relationship with its independent registered public accounting firm and evaluating that firm's independence and performance; and

  •
  facilitating communication among the Company's independent registered public accounting firm, the Company's financial and senior management and the Board.

        The Board has adopted a written charter for the Audit Committee. The Audit Committee's charter is attached as Appendix "1" to this Proxy Statement and is available on the Investor Relations section of our website at www.versant.com/en_US/aboutus/investorrelations. Each current member of the Audit Committee meets the independence and other requirements to serve on our Audit Committee under applicable securities laws and the rules of the SEC and listing standards of The NASDAQ Stock Market.

        Compensation Committee.    Messrs. Bellary, Delevati and May are the current members of the Compensation Committee and served as such throughout fiscal 2009. Mr. May serves as the Chairman of the Compensation Committee and was appointed to that position in March 2005. Each member of the Compensation Committee is an "outside director" as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and a "non-employee director," as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended. During fiscal 2009 the Compensation Committee met five times, including telephonic meetings and acted once by unanimous written consent. The principal responsibilities of the Compensation Committee are as follows:

  •
  reviewing the performance of the Company's executive officers, including its Chief Executive Officer and Chief Financial Officer, and determining, or recommending to the Board, their compensation, including salary, bonus awards and major perquisites;

  •
  reviewing and approving compensation ranges for non-officer employees;

  •
  reviewing and submitting to the Board for approval of any major compensation and benefits programs and plans, such as stock option, stock purchase, 401(k) and bonus plans, and the amendments thereto;

  •
  administering the Company's 2005 Equity Incentive Plan and approving and authorizing option grants pursuant thereto, and administering outstanding options granted under the Company's now-expired 1996 Equity Incentive Plan;

  •
  administering the Company's 2005 Employee Stock Purchase Plan; and

  •
  preparing a report to shareholders on compensation policy for inclusion in the Company's Proxy Statement for its annual meeting of shareholders.

        The Compensation Committee does not currently have a written charter.

        Nominating Committee.    Messrs. Bellary, Delevati and May are the current members of the Nominating Committee and served as such throughout fiscal 2009. Mr. Delevati serves as the Chairman of the Nominating Committee and was appointed to that position in March 2005. The Nominating Committee met twice in fiscal 2009. The principal responsibilities of the Nominating Committee are as follows:

  •
  making recommendations to the Board regarding the structure and composition of the Board and its committees; and

  •
  identifying, considering and recommending candidates for membership on the Board.

        The Nominating Committee does not currently have a written charter.

        Strategic Transactions Committee.    Messrs. Delevati, Witte and Woebker are the current members of the Strategic Transactions Committee, which was established in September 2005, and have served on the committee since its inception. The Strategic Transactions Committee did not meet during fiscal 2009. The principal responsibilities of the Strategic Committee are as follows:

  •
  analyzing and advising management on potential strategic opportunities for consideration by the Company;

  •
  monitoring proposals for significant strategic transactions; and

  •
  reporting on the committee's activities to the full Board.

        The Strategic Transactions Committee does not currently have a written charter.

        Employee Option Committee.    Messrs. Delevati and Witte are the current members of the Employee Option Committee, which was established in March 2006, and have served on the committee since its inception. The Employee Option Committee did not meet or act by written consent during fiscal 2009. The principal responsibilities of the Employee Option Committee are as follows:

  •
  making awards of stock options under the 2005 Incentive Plan on standard plan terms to employees who are not executive officers of the Company and to consultants of the Company, provided the option grant does not exceed a maximum of 2,000 shares per award; and

  •
  reporting option grants that it makes to the Board.

        The Employee Option Committee does not currently have a written charter.

        Stock Buy-Back Committee.    Messrs. Bellary, May and Witte are the current members of the Stock Buy-Back Committee, which was established on December 1, 2008, and have served on the committee since its inception. The Stock Buy-Back Committee was formed after the close of fiscal 2008 and met once during fiscal 2009. The principal responsibilities of the Stock Buy-Back Committee were to establish pricing and other parameters of the Common Stock repurchase program approved by the Board of Directors in December 2008.

        The Stock Repurchase Committee does not have a formal charter.

Director Nomination Process

        Consideration of Director Nominees.    The selection of nominees for election or appointment to the Board is the responsibility of the Company's Board of Directors. The Nominating Committee evaluates and recommends candidates for election or appointment to the Board and the Board considers the recommendations of the Nominating Committee. The Nominating Committee considers candidates for election to the Board who are suggested by members of the Board, by the Company's executive officers, by Company shareholders and others. When it deems appropriate, the Nominating Committee may also retain third-party recruiters to assist the Nominating Committee in identifying and evaluating candidates. The Nominating Committee did not retain any third-party recruiter or consultant in fiscal 2009 or in connection with the nomination for directors for election at the Annual Meeting and no fee was paid to any third party to identify or evaluate any nominee for election to the Board at the Annual Meeting.

        Evaluation and Qualification of Directors.    The Nominating Committee will assess each candidate's experience and skills against the qualifications described below, the then-current composition and size of the Board and the Nominating Committee's determination of the Company's needs. The Nominating

Committee has not established any specific minimum qualifications for Nominating Committee-nominated candidates, but believes that nominees for the Board must possess strong personal ethics, an appreciation of directors' responsibilities, business skills, experience in exercising judgment, and the ability and willingness to devote adequate time to service on the Board. The Nominating Committee will review various factors in assessing candidates, including but not limited to the candidate's integrity, independence, business experience, judgment, demonstrated leadership skills, technical background, familiarity with the Company's industry and knowledge of accounting and financial matters. The Nominating Committee will also consider a candidate's other commitments and the extent to which the candidate possesses specific skills that are complementary to those of other directors. In evaluating potential candidates the Nominating Committee will review a candidate's background in a manner and to the extent it deems appropriate. The Nominating Committee will also conduct and arrange for interviews of the candidate by members of the Board, whose opinions will be considered by the Nominating Committee. Potential nominees suggested by shareholders who comply with the procedures described below under "Shareholder Recommendations" will be evaluated by the Nominating Committee on the same basis as other potential nominees. In fiscal 2009, the Company did not receive any recommendations of nominees from shareholders.

        Shareholder Recommendations.    The Nominating Committee will consider suggestions of nominees that are timely submitted by shareholders who accompany their suggestion with delivery of the written materials described below. These recommendations and written materials must be delivered to the Company and addressed to the Nominating Committee at the Company's principal offices as provided below. To be timely, these written materials must be submitted to the Company within the time permitted for submission of a shareholder proposal for inclusion in the Company's Proxy Statement for its annual meeting of shareholders. The written materials that a shareholder must submit to recommend or suggest a nominee are: (1) the name(s) and address(es) of the shareholder(s) making the recommendation and the amount of the Company's securities which are owned beneficially and of record by such shareholder(s); (2) appropriate biographical information about the recommended nominee (including a business address and a telephone number) and a statement as to the recommended individual's qualifications, with a focus on the criteria described above; and (3) any material interest of the submitting shareholder(s) in the nomination or any affiliation or relationship of the submitting shareholder(s) to the nominee(s).

        Any shareholder(s) proposals for nominations will be considered by the Nominating Committee and should be addressed as follows:

    Versant Corporation
    Attention: The Chairman of the Nominating Committee c/o Secretary
    255 Shoreline Drive, Suite 450
    Redwood City, CA 94065 USA

Shareholder Communications to the Board of Directors

        Shareholders of the Company may communicate with the Company's Board of Directors or any individual director through the Company's Secretary by sending an email to directors@versant.com or by writing to the following address:

    Versant Corporation
    Attention: Board of Directors c/o Secretary
    255 Shoreline Drive, Suite 450
    Redwood City, CA 94065 USA

        The Company's Secretary will forward the correspondence to the Board (or any indicated individual director), except for spam, junk mail, mass mailings, product complaints or inquiries, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material. The Company's Secretary may forward certain correspondence, such as product-related inquiries, to the appropriate destinations within the Company for review and possible response.

Code of Conduct and Ethics

        The Board has adopted a Code of Conduct and Ethics that applies to the Company's Board of Directors, principal executive officer, principal financial officer, and all other employees of the Company. The Code of Conduct and Ethics is intended to provide our employees, officers and directors with an understanding of how Versant does business. The Code of Conduct and Ethics is posted on the Investor Relations section of our website at www.versant.com. The Company intends to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding any amendment to, or waiver from, a provision of this Code of Conduct and Ethics by posting such information on our website at www.versant.com/en_US/aboutus/investorrelations.

Director Compensation

        The following table sets forth compensation earned by the Company's Outside Directors during fiscal year 2009:

Director Compensation—Fiscal Year 2009

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)	Total ($)
Uday Bellary	$25,000	$74,723	$99,723
William Henry Delevati	$25,000	$74,723	$99,723
Herbert May	$25,000	$74,723	$99,723
Bernhard Woebker	$25,000	$74,723	$99,723

(1)
Amounts reflect the share-based compensation expense recognized in fiscal 2009 by the Company for financial statement reporting purposes. For a discussion of valuation assumptions, see Note 10 to the consolidated financial statements included in Versant's annual report on Form 10-K for the fiscal year ended October 31, 2009, filed with the SEC on January 29, 2010.

        Our directors who are not employees of Versant or any of its parents, subsidiaries or affiliates ("Outside Directors") receive a combination of stock options and cash compensation for serving on our Board. The one director who is a Company employee—Jochen Witte—does not receive board fees or equity for his Board service.

        Cash Compensation.    In fiscal 2009,Versant paid its Outside Directors cash compensation for their services as directors at a rate of $25,000 per year. The amount of compensation paid by Versant to its Outside Directors is determined by Versant's Board or a committee of the Board authorized to make such determination.

        Equity Compensation.    Outside Directors have previously been granted stock options under Versant's 1996 Directors Stock Option Plan (the "1996 Directors' Plan") and since August 2005 have received stock options under Versant's 2005 Directors Stock Option Plan (the "2005 Directors' Plan"), which replaced the 1996 Directors' Plan as of August 22, 2005. The purpose of the 2005 Directors' Plan is to align the Outside Directors' interests with the interests of the Company's shareholders and to provide Outside Directors an opportunity to purchase shares of Versant Common Stock.

        Under the terms of the 2005 Directors' Plan, each Outside Director who first becomes a member of the Board after August 22, 2005 receives an option to purchase 4,000 shares of Versant Common

Stock (i) upon initially joining the Board (an "Initial Grant"), and (ii) so long as he or she continues to serve on the Board as an Outside Director, on each successive August 22 thereafter (each, such August 22 a "Succeeding Grant Date"), he or she will receive an additional option to purchase 4,000 shares of Versant Common Stock (a "Succeeding Grant"); except that, if such Outside Director has not been a member of the Board for the entire one-year period immediately preceding such Succeeding Grant Date, then the number of shares subject to the Succeeding Grant received by the Outside Director on that Succeeding Grant Date will be reduced and prorated in proportion to the time during which such Outside Director served on the Board during such one-year period. Each of Versant's current incumbent Outside Directors are now eligible to receive Succeeding Grants on each successive August 22 for so long as they continue to serve on the Board as an Outside Director.

        The following stock option grants have been made under the 2005 Directors' Plan:

	Number of Shares granted to each Outside Director	Grant Date Fair Value (per share)	Exercise Price (per share)
Date of Grant:
August 22, 2006	2,000	$5.23	$6.13
August 22, 2007 (a)	3,929	$18.11	$22.00
August 22, 2008	4,000	$22.19	$30.50
August 22, 2009	4,000	$9.73	$15.06

	13,929

(a)
In 2007 the 2005 Directors' Plan was amended to increase the Succeeding Grant from 2,000 shares to 4,000 shares. Despite this amendment, the Succeeding Grants made on August 22, 2007 were reduced to 3,929 shares per Outside Director because there were then insufficient shares available under the 2005 Directors' Plan to enable each Succeeding Grant to be 4,000 shares on that date, so the remaining available options were prorated among the Outside Directors.

        Under the 2005 Directors' Plan, 50% of the shares subject to an option granted under the plan vest free of a potential repurchase option of the Company on each of the first two anniversaries of the date of grant of the option, so long as the optionee continuously remains a member of the Board or a consultant to the Company. If an Outside Director's service with the Company as a director or consultant terminates, then any shares purchased by such Outside Director under an option granted under the 2005 Directors' Plan that are unvested on the termination date are subject to repurchase by the Company at the option exercise price paid for such shares. In the event of certain corporate transactions (including certain change of control transactions) involving the Company, the vesting of all unvested shares subject to options granted under the 2005 Directors' Plan may be accelerated. Options granted under the 2005 Directors' Plan are immediately exercisable in full, subject to the vesting restrictions described above.

        The Outside Directors' aggregate holdings of stock options at the end of fiscal year 2009 were as follows:

Uday Bellary	22,060
William Henry Delevati	22,100
Herbert May	20,329
Bernhard Woebker	16,115

        The Board of Directors has unanimously approved the foregoing slate of nominees for election to the Company's Board of Directors and recommends that shareholders vote FOR the election of each of the nominees.

 PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board has selected Grant Thornton LLP, an independent registered public accounting firm, to audit the financial statements of Versant for the current fiscal year ending October 31, 2010. Grant Thornton LLP has served as the Company's independent registered public accounting firm since June 2003. The Company expects that representatives of Grant Thornton LLP will be present at the Annual Meeting, will be available to answer any appropriate questions, and will have the opportunity to make a statement if they desire to do so.

        If our shareholders fail to ratify the appointment, the Audit Committee will reconsider its appointment of Grant Thornton LLP as our independent registered public accounting firm for our fiscal year ending October 31, 2010, but reserves the right to elect to retain Grant Thornton LLP as the Company's independent registered public accounting firm. Even if this appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.

Principal Accountant Fees and Services

        The independent registered public accounting firm of Grant Thornton LLP was selected to serve as the Company's independent registered public accountant to perform the audit of the Company's financial statements for the fiscal years ended October 31, 2009 and 2008.

        The table below sets forth the aggregate audit fees, audit-related fees, tax fees and all other fees billed for services rendered by the Company's principal accountant in our fiscal years ended October 31, 2009 and 2008.

	Fiscal 2009	Fiscal 2008
Audit Fees	$395,019	$785,816
Audit-Related Fees	8,560	49,890
Tax Fees	—	—
All Other Fees	—	—

Total All Fees	$403,579	$835,706

        Audit Fees.    These amounts include aggregate fees billed for professional services rendered in connection with Grant Thornton LLP's integrated audit of Versant's annual consolidated financial statements and internal controls for fiscal 2008 and for professional services rendered in connection with the audit of Versant's annual consolidated financial statements for fiscal 2009, the reviews of Versant's consolidated financial statements included in its Quarterly Reports on Forms 10-Q for each of those fiscal years, and the attestation services for the statutory audits of international subsidiaries. The decrease in audit fees for fiscal 2009 was primarily due to Versant's small company exemption from the attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 ("Section 404") in fiscal 2009, which reduced the extent of the principal accountant's services and its corresponding fees in fiscal 2009 compared to fiscal 2008.

        Audit-Related Fees.    These amounts include professional services rendered in connection with a certain regulatory filing made by the Company.

        Tax Fees.    We did not incur any Tax Fees during these periods.

        All Other Fees.    We did not incur any Other Fees during these periods.

Policy on Audit Committee Pre-Approval of Services Performed by the Independent Registered Public Accounting Firm

        The Audit Committee's policy is to pre-approve at the beginning of each fiscal year all audit and permissible non-audit services to be provided by the independent registered public accounting firm during that fiscal year. The Audit Committee pre-approves these services by authorizing specific projects within the categories of service outlined above. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis.

        The Audit Committee considered the services listed above to be compatible with maintaining Grant Thornton LLP's independence.

Vote Required and Board of Directors' Recommendation

        The vote required to approve this proposal is the affirmative vote of a majority of the outstanding shares of the Company's Common Stock entitled to vote, the holders of which are present in person or represented by proxy at the Annual Meeting and voting on this proposal, which affirmative vote must also include the affirmative vote of at least a majority of the required quorum. Neither an Abstention nor a Broker Non-Vote will be counted as a vote "for" or "against" this proposal, provided, however, that Abstentions and Broker Non-Votes can have the effect of preventing approval of a proposal where the number of affirmative votes, though a majority of the votes cast, does not constitute a majority of the required quorum.

        The Board of Directors has unanimously approved this proposal and recommends that shareholders vote FOR the ratification of the appointment of
Grant Thornton LLP as the Company's independent registered public accounting firm for fiscal year 2010.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AND RELATED SHAREHOLDER MATTERS

        Our only class of voting securities is our Common Stock. The following table presents information regarding the beneficial ownership of our Common Stock (which includes certain securities exercisable for or convertible into Common Stock) as of February 15, 2009 by:

  •
  each shareholder known by us to be the beneficial owner of more than 5% of our Common Stock;

  •
  each of our directors;

  •
  the individuals who served as the Company's Chief Executive Officer and Chief Financial Officer during fiscal 2009 and the Company's other most highly compensated executive officers during fiscal 2009 (together, the "Named Executive Officers"); and

  •
  all directors and executive officers as a group.

The percentage of beneficial ownership for the following table is based on 3,492,768 shares of Common Stock outstanding as of February 15, 2009. Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares issuable upon the exercise of options and warrants within 60 days of February 15, 2010 (that is, April 16, 2010) are deemed to be outstanding and to be beneficially owned by the person holding such options or warrants for the purpose of computing the number of shares beneficially owned and the percentage ownership of Common Stock of such person but are not deemed to be outstanding and to be beneficially owned for the purpose of computing the percentage ownership of Common Stock of any other person. Unless otherwise indicated, each beneficial owner listed below maintains a mailing address of c/o Versant Corporation, 255 Shoreline Drive, Suite 450, Redwood City, California 94065.

	Shares of Common Stock Beneficially Owned
Name of Beneficial Owner	Number of Shares	Percentage of Shares Outstanding
5% Shareholders:
Royce & Associates, LLC (1)	401,520	11.5%
745 Fifth Avenue New York, New York 10151
Discovery Group I, LLC (2)	264,423	7.6%
191 North Wacker Drive, Suite 1685 Chicago, Illinois 60606
Renaissance Technologies LLC (3)	223,500	6.4%
800 Third Avenue New York, New York 10022
Wellington Management (4)	219,805	6.3%
75 State Street Boston, Massachusetts 02109
Directors and Executive Officers:
Uday Bellary (5)	22,060	*
William Henry Delevati (6)	22,600	*
Herbert May (7)	20,329	*
Bernhard Woebker (8)	20,115	*
Jochen Witte (9)	121,274	3.5%
Jerry Wong (10)	34,723	1.0%

Directors and executive officers as a group (6 persons)	241,101	6.9%

(1)
Based solely on information contained in a Schedule 13G filed by Royce & Associates, LLC with the Securities and Exchange Commission on January 26, 2010.

(2)
Based solely on information contained in an Amendment No. 4 to Schedule 13D filed by Discovery Group I, LLC for itself and as general partner of Discovery Equity Partners, L.P. with the Securities and Exchange Commission on February 5, 2010.

(3)
Based solely on information contained in a Schedule 13G filed by Renaissance Technologies LLC with the Securities and Exchange Commission on February 12, 2010.

(4)
Based solely on information contained in a Schedule 13G filed by Wellington Management Company LLP with the Securities and Exchange Commission on February 12, 2010.

(5)
Includes 22,060 shares of Common Stock subject to options exercisable within 60 days of February 15, 2010.

(6)
Includes 22,100 shares of Common Stock subject to options exercisable within 60 days of February 15, 2010.

(7)
Includes 20,329 shares of Common Stock subject to options exercisable within 60 days of February 15, 2010.

(8)
Includes 16,115 shares of Common Stock subject to options exercisable within 60 days of February 15, 2010.

(9)
Includes 15,120 shares of Common Stock owned by Mr. Witte's spouse and 60,058 shares of Common Stock subject to options exercisable within 60 days of February 15, 2010.

(10)
Includes 29,437 shares of Common Stock subject to options exercisable within 60 days of February 15, 2010.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        This section discusses the principles underlying Versant's executive compensation policies and decisions and the most important factors relevant to an analysis of these policies and decisions. It also provides qualitative information regarding the manner and context in which compensation is awarded to and earned by Versant's Named Executive Officers (as defined below) in order to explain how compensation for these Named Executive Officers relates to Versant's executive compensation policies and to put in perspective the data regarding Versant's executive compensation presented in the tables and narrative that follow.

Versant's Named Executive Officers

        The following table identifies the individuals who were Versant's principal executive officer, principal financial officer and Versant's next most highly compensated executive officer (together referred to as the "Named Executive Officers") during Versant's fiscal year ended October 31, 2009. Mr. Witte and Mr. Wong currently serve in the positions indicated for them in the following table. Mr. Huben's employment with Versant terminated effective as of December 2, 2008. Versant has no other executive officers as of the date of this proxy statement and, except for Messrs. Witte, Wong and Huben, had no other executive officers during fiscal 2009. Biographical information for Mr. Witte is found on page 5 of this proxy statement under "Proposal No. 1—Election of Directors—Nominees" and biographical information for Mr. Wong and Mr. Huben is set forth immediately below the following table.

Name of Officer	Age	Title
Jochen Witte	49	President and Chief Executive Officer
Jerry Wong	58	Vice President, Finance, Chief Financial Officer and Secretary
Thomas Huben	40	Executive Vice President, Field Operations

        Jerry Wong has been Versant's Vice President, Finance and Chief Financial Officer and Secretary since June 2006. Prior to his appointment to these positions with Versant, from March 2003 to December 2005 Mr. Wong served as Chief Financial Officer and a consultant for Companion Worlds, Inc., a privately held company that provided technology enabling instructional content for mobile digital devices. From March 2004 to June 2006 Mr. Wong also served as a financial consultant for Vega Vista, Inc., a privately held company developing solutions for accessing and interacting with rich content on small displays, such as those on handheld devices. From January 2000 to November 2008 Mr. Wong served as an independent trustee for Firsthand Mutual Funds and also served for four years as chairperson of the Firsthand Mutual Fund's audit committee. From 1995 to October 2002 Mr. Wong was Vice President of Finance for Poet Software Corporation and Poet Holdings, Inc. and from 2000 to October 2002 he was Executive Vice President of U.S. operations for Poet Software Corporation, an affiliate of Poet Holdings, Inc. Poet Holdings, Inc. was a provider of object-oriented database and e-catalog solutions that merged with Versant in March 2004. Mr. Wong holds a B.S. degree in Business Administration from the University of San Francisco.

        Thomas Huben served as Versant's Executive Vice President of Field Operations from January 2006 to December 2008. Prior to his appointment as Executive Vice President of Field Operations, from July 2005 to January 2006 Mr. Huben was Versant's Vice President of Worldwide Sales. From January 2005 to June of 2005 he was Versant's Vice President, European Database Sales and from March 2004 to December 2004 he served as Versant's Director of Sales, EMEA. Prior to joining Versant as a result of its merger with Poet Holdings in March 2004, Mr. Huben had served as Director of Sales of Poet Software GmbH. Mr. Huben's employment with Versant terminated in December 2008.

Compensation Philosophy and Overview

        Our executive compensation programs are based on a philosophy that is focused on achieving Versant's corporate strategic and tactical goals, retaining our executive officers, rewarding them for the achievement of corporate objectives and for the overall quality of their performance, and enhancing shareholder value, while supporting the Company's core values and culture. Versant has established a competitive compensation program that promotes the achievement of Versant's financial results and objectives and rewards individual contributions to the achievement of those results and objectives. The compensation policy emphasizes both the achievement of near-term financial and operational goals (typically measured by achievements for the current fiscal year) and long-term value creation through awards of stock options with vesting conditions whose value depends on future increases in the value of the Company's stock. It is the Compensation Committee's objective to have a substantial portion of each executive officer's compensation contingent upon the Company's performance, as well as upon the officer's own level of performance.

        Versant's executive compensation program has three principal elements: (1) a base salary, (2) cash bonus awards or commissions and (3) long-term equity-based incentive compensation. We view these components of compensation as related but distinct. Although the Compensation Committee reviews the total compensation of Versant's executive officers in the course of making its decision on executive compensation, we do not believe that significant compensation derived from one element of an executive officer's compensation program should necessarily negate or reduce compensation from other elements. We do believe that the compensation package for each executive officer should be fair and reasonable when taken as a whole. In addition to the principal compensation elements described above, we provide each of our executive officers a variety of health and welfare benefits that are available generally to all of Versant's employees who work in the same country as that officer.

        We have not adopted any formal policies or guidelines for allocating compensation between long-term and currently paid out compensation or between cash and non-cash compensation. However, Versant's philosophy is to provide cash compensation at a competitive level while providing our executive officers the opportunity to be significantly rewarded through equity if the Company's stock value performs well over time. We also believe that, for most technology companies, stock-based compensation is a significant component of an executive's overall compensation package and that it is a key differentiating motivator in attracting and retaining executives. In addition, our decisions regarding compensation for the Company's executives also take into account the Company's overall size (in terms of revenue and net income), its cash reserves, its market capitalization, the prospects for realizing gain from stock-based incentives and, with respect to our executives who are based in Germany, German employment laws and executive employment practices prevalent in Germany, as well as prevailing currency exchange rates for the U.S Dollar and the Euro for salary and bonus payments paid in Euros to these executives.

Role of the Chief Executive Officer in Compensation Decisions

        Mr. Witte, Versant's Chief Executive Officer, annually reviews the performance of each of Versant's other executive officers. The conclusions reached by Mr. Witte, and his recommendations based on these reviews, including his recommendations with respect to base salary, target annual bonus levels and performance targets, and target annual long-term incentive award values, are presented by Mr. Witte to the Compensation Committee. The Compensation Committee may modify or supplement any recommendation made by the Chief Executive Officer in its discretion, and the Compensation Committee has historically made adjustments and additions modifying the Chief Executive Officer's recommendations. The Compensation Committee makes all final compensation decisions for each of Versant's Named Executive Officers.

        Compensation Committee meetings typically have included, for all or a portion of each meeting, not only the Compensation Committee members but also Versant's Chief Executive Officer and Chief Financial Officer, although these officers do not attend those portions of the Compensation Committee meetings in which their personal compensation program is determined by the Compensation Committee. In addition, Bernhard Woebker, one of Versant's outside directors, has typically attended Compensation Committee meetings because the Committee members believe Mr. Woebker has had significant management and operational experience with technology-oriented companies that enable him to provide useful input to the Compensation Committee regarding executive compensation matters.

Role of the Compensation Committee

        The current members of the Compensation Committee are Dr. May (Chair), Mr. Bellary, and Mr. Delevati. Dr. May joined the Board of Directors in March 2004 and was appointed as Chairman of the Compensation Committee in March 2005. Each member of Versant's Compensation Committee is appointed by the Company's Board of Directors, and the Compensation Committee consists entirely of directors who are "outside directors" for purposes of Section 162(m) of the Internal Revenue Code and "non-employee directors" for purposes of Rule 16b-3 under the Exchange Act, and who meet the independence requirements of The NASDAQ Stock Market.

        The Compensation Committee has the exclusive authority to establish the level of base salary payable to Versant's executive officers and strives to ensure that Versant's executive compensation program is consistent with Versant's compensation philosophy and provides compensation for Versant's executive officers at competitive levels. In addition, the Compensation Committee has the responsibility for approving the individual bonus programs for Versant's Chief Executive Officer and its other executive officers for each fiscal year, and to determine at the end of the fiscal year the extent to which the bonus has been earned. The Compensation Committee also reviews and makes recommendations to the Company's Board of Directors to ensure that other aspects of Versant's compensation and benefit programs are consistent with Versant's compensation philosophy. The Compensation Committee also reviews Versant's overall compensation strategy at least annually to ensure that it promotes shareholder interests, supports Versant's strategic and tactical objectives and provides for appropriate rewards and incentives for Versant's executive officers. The Compensation Committee's most recent overall compensation review occurred in November 2009.

Accounting and Tax Implications of Versant's Compensation Policies

        In designing Versant's compensation programs, the Compensation Committee considers the financial accounting and tax consequences of these programs to the Company as well as the tax consequences to Versant's employees. Since fiscal 2006, the Company has accounted for share-based compensation costs in accordance with generally accepted accounting principles under ASC §718 which requires us to estimate, and record expense, over the service period of the award. The ASC §718 cost of Versant's equity awards is considered by management as part of Versant's equity grant recommendations to the Compensation Committee.

        Section 162(m) of the Internal Revenue Code places a limit of $1 million on the amount of compensation that the Company may deduct for income tax purposes in any one year with respect to Versant's Chief Executive Officer and the four most highly compensated executive officers (other than the Chief Financial Officer). The $1 million limit does not apply to compensation that is considered "performance based" under applicable tax rules. Versant's executive stock options are intended to qualify as "performance-based," awards so that compensation attributable to those options is fully tax deductible. Versant currently provides compensation to executives in forms that do not meet the requirements for "performance-based" compensation, such as base salary, and current cash bonus awards. We have no individuals with non-performance based compensation in excess of the Section 162(m) tax deduction limit in fiscal 2009.

External Advisor

        The Compensation Committee has the authority to engage the services of outside advisors but historically, including for fiscal 2009, has not done so, given the Company's size, the small number of the Company's executive officers, the relative lack of complexity of the Company's compensation programs and the costs associated with retaining such an advisor.

Executive Compensation Program

  Components of Versant's Compensation Program

        Base Salary.    The Compensation Committee sets the base salaries for Versant's Named Executive Officers on the basis of general market levels and the officer's past personal performance. Specifically, compensation is determined relative to job scope and responsibilities, past and current contributions, the Compensation Committee's assessment of competitive compensation levels and individual factors (such as unique skills, demand in the labor market, and longer-term development and succession plans). Each individual's base pay is determined with reference to the officer's total compensation package, including annual cash bonus or commission incentives and long-term equity incentives. In fiscal 2009 the Compensation Committee did not utilize external compensation surveys or other peer company benchmarking to determine the competitiveness of Versant's executive compensation programs, but rather relied on an analysis of Versant's historic compensation data and the experience of the Committee members regarding compensation levels for executives of companies in the enterprise software industry. In making compensation decisions, the Compensation Committee also takes into account Versant's relative size and the responsibilities of Versant's Named Executive Officers.

        Mr. Witte.    For fiscal 2009, the annual base salary rate for Mr. Witte, who is based in Germany and whose base salary is paid in Euros, was €216,000. Mr. Witte's employment agreement, which the Compensation Committee approved in November 2006, provided that his annual base salary will be €216,000 during fiscal 2009. Accordingly, on December 12, 2008 the Compensation Committee set Mr. Witte's base salary for fiscal 2009 at the €216,000 annual base salary level provided for in his employment agreement without change from his fiscal 2008 base salary level. As discussed below, the Compensation Committee approved a new employment agreement for Mr. Witte in September 2009, which continued his base salary at the annual rate of €216,000. Mr. Witte's fiscal 2009 base salary of €216,000 was equivalent to approximately $288,000 (based on the currency exchange rate for the US Dollar and Euro in effect on December 12, 2008, the date the Compensation Committee approved Mr. Witte's fiscal 2009 annual base salary).

        The Company also agreed to pay Mr. Witte additional compensation of €5,000 per month commencing January 1, 2009 until a new senior sales executive for the US had been hired and started work with the Company. The Committee believed that this additional payment was appropriate to compensate Mr. Witte for additional efforts that were expected of him due to the departure of the Company's EVP Field Operations, Mr. Huben.

        Mr. Wong.    Mr. Wong's annual base salary rate for fiscal 2009 was set at $190,000 by the Compensation Committee on December 12, 2008. Mr. Wong's fiscal 2009 base salary rate was maintained at his fiscal year 2008 base salary level primarily because the Committee felt that an increase was undesirable given global financial conditions.

        Mr. Huben.    Mr. Huben, who was based in Germany, was employed by the Company for less than two months of fiscal 2009. During that time he was paid the same base salary as he was paid in fiscal year 2008, which was €108,000. The Company entered into a severance agreement with Mr. Huben dated December 2, 2008 which was disclosed in our Form 8-K filed with the SEC on December 4, 2008 and in our report on Form 10-Q filed with the SEC on March 12, 2009. In determining the terms of the severance agreement the Compensation Committee consulted with German counsel and intended to provide Mr. Huben with severance benefits similar to those he would have otherwise received under German law in the absence of a separation agreement.

        Annual Cash Incentive Bonuses.    We pay cash bonuses to Versant's Named Executive Officers pursuant to compensation programs approved by the Compensation Committee, which make these officers eligible to receive contingent cash bonus payments conditioned upon the achievement by the executive officer and/or Versant of specific financial results and strategic goals. In setting the target cash incentive bonus programs for Versant's Named Executive Officers for fiscal 2009, the Compensation Committee determined that there was a reasonable probability that each such officer would achieve his targeted bonus levels if that officer (and in some cases all the Named Executive Officers) exerted strong and successful efforts on behalf of the Company during fiscal 2009. However, the Compensation Committee also believed that achievement of the target bonus levels for fiscal 2009 was by no means assured, particularly given the adverse economic conditions that existed at the commencement of fiscal 2009.

        Mr. Witte.    For fiscal 2009, Mr. Witte's bonus program entitled him to earn cash bonuses based on three separate components: (1) a bonus based on the amount of the Company's net income per share for fiscal 2009 (the "CEO Net Income Bonus"), (2) a bonus based on the Company's revenues for fiscal year 2009 (the "CEO Revenue Bonus") and (3) a discretionary bonus based on strategic progress in Versant's business as determined in the discretion of the Compensation Committee (the "CEO Discretionary Bonus"). Mr. Witte's fiscal 2009 bonus program was based on a total target fiscal 2009 cash incentive bonus of $285,000, representing approximately 50% of the total of Mr. Witte's fiscal 2009 base salary plus his target fiscal 2009 bonus amount. This was approximately the same as Mr. Witte's total target fiscal 2008 cash incentive bonus of $284,700, which was approximately 47% of the total of Mr. Witte's fiscal 2008 base salary plus his target fiscal 2008 bonus amount. The Committee chose to maintain Mr. Witte's target compensation at a similar level to fiscal 2008, primarily due to global financial conditions.

        Mr. Witte's fiscal 2009 bonus program was structured in a similar manner to his bonus program for fiscal 2008, except that in fiscal 2008 one of the components of Mr. Witte's bonus was based on the relative performance of the Company's stock in fiscal 2008. This component was replaced by the CEO Revenue Bonus component in fiscal 2009. The reasons for this change were that the Committee believed that, in light of the global financial difficulties and the then-existing volatility in market prices for publicly traded stock, the Company's interests would be best served by the achievement of revenue goals, and that Company management had greater ability to have an impact on the amount of the Company's revenues than its stock price. Additionally the CEO Net Income Bonus for fiscal 2008 was based on the Company's net income, while that bonus component in fiscal 2009 was based on the Company's net income per share. This change was made to take into account the affect of the Company's stock repurchase plan in fiscal 2009.

        The specifics of Mr. Witte's fiscal 2009 incentive bonus program are summarized below:

  •
  Under Mr. Witte's CEO Net Income Bonus, Mr. Witte was eligible to earn a bonus based on Versant's net income per share (determined in accordance with US generally accepted accounting principles) for fiscal 2009, computed before deduction of his bonus ("Pre-Bonus Net Income Per Share") at the rate of $500.00 for each $0.01 of Pre-Bonus Net Income Per Share. This bonus was payable quarterly after the close of each fiscal quarter.

  •
  Under the CEO Revenue Bonus, Mr. Witte was entitled to be paid a bonus based on Versant's revenues for the fiscal year ending October 2009 ("2009 Revenues"), as follows: (i) for that portion of 2009 Revenues (if any) in excess of $20.0 million but not in excess of $24.0 million, Mr. Witte was entitled to receive a bonus equal to three percent (3%) of such 2009 Revenues; and (ii) for any 2009 Revenues (if any) in excess of $24.0 million, Mr. Witte was entitled to receive a bonus equal to six percent (6%) of such 2009 Revenues. This bonus was payable after the close of Versant's fiscal year ending October 31, 2009.

  •
  Pursuant to the CEO Discretionary Bonus, Mr. Witte was eligible to receive a bonus of up to $45,000 as determined by the Compensation Committee in its discretion, based on the Committee's assessment of strategic progress in Versant's business in fiscal 2009.

        Following the close of fiscal 2009, the Compensation Committee reviewed relevant data and the performance of the Company and Mr. Witte during fiscal 2009 and determined that, under his fiscal 2009 bonus program, Mr. Witte had earned cash bonuses for fiscal 2009 totaling $88,500, consisting of: (1) $53,500 paid under the CEO Net Income Bonus, (2) $0 paid under the Revenue Bonus, and (3) $35,000 paid with respect to the CEO Discretionary Bonus based on the Committee's assessment of strategic and other progress made by Versant in fiscal 2009. In determining the amount of the discretionary bonus the Compensation Committee took special note that the Company had maintained profitability in an extraordinarily difficult financial environment. The Committee also confirmed that Mr. Witte was entitled to additional compensation of €12,500 for his additional duties during the period between January 1, 2009 and the commencement of work of the Company's new VP of North American Sales.

        Mr. Wong.    For his fiscal 2009 bonus program, Mr. Wong was entitled to receive cash bonuses based on two separate components: (1) a bonus based on the amount of the Company's net income per share for fiscal 2009 (the "CFO Net Income Bonus"), and (2) a bonus based on achievement by Mr. Wong of certain operational objectives determined by Versant's Chief Executive Officer (the "CFO Objectives Bonus"). Mr. Wong's fiscal 2009 bonus program was based on a total target fiscal 2009 cash incentive bonus of $80,000, representing approximately 30% of the total of Mr. Wong's fiscal 2009 base salary plus his target fiscal 2009 bonus amount. The target bonus in fiscal 2009 was the same as in fiscal 2008.

        Under Mr. Wong's CFO Net Income Bonus, Mr. Wong was eligible to be paid a bonus based on Versant's net income per share (determined in accordance with US generally accepted accounting principles) for fiscal 2009, computed before deduction of his bonus ("Pre-Bonus Net Income Per Share") at the rate of $167.00 for each $0.01 of Pre-Bonus Net Income Per Share. The 2009 CFO Net Income Bonus was payable quarterly after the close of each fiscal quarter. In addition, pursuant to the CFO Objectives Bonus, Mr. Wong was also eligible to earn an additional bonus of $40,000 by achieving certain operational objectives in fiscal 2009 determined by Versant's Chief Executive Officer. Objectives assigned to Mr. Wong by Versant's Chief Executive Officer in fiscal 2009 included allocating resources to ensure continued profitability through the economic downturn, effective management of financial and SEC reporting, administration of the Company's fiscal 2009 stock repurchase program and assistance with integration of Versant's purchase of the assets of db4o.

        Following the close of fiscal 2009, the Compensation Committee reviewed relevant data and the performance of the Company and Mr. Wong during fiscal 2009 and determined that, under his fiscal 2009 bonus program, Mr. Wong had earned cash bonuses totaling $57,869 consisting of: (1) $17,869 paid under the CFO Net Income Bonus and (2) $40,000 paid with respect to the CFO Objectives Bonus based on the achievement by Mr. Wong of the relevant operational objectives.

        In computing both the CEO Net Income Bonus and CFO Net Income Bonus, the Company did not include in net income the positive effects arising from the Company's realization of deferred tax assets in fiscal 2009, as the Compensation Committee did not believe it was appropriate to include such income as it was not a result of efforts or actions of management.

        Mr. Huben.    Mr. Huben did not have a bonus program in fiscal 2009.

        The formulas on which the bonus payments are based are formulated taking into account the Company's historical financial results, expectations for the future and desired target compensation for the relevant executive.

        Equity-Based Long Term Incentive Compensation.    We utilize stock options to ensure that Versant's executive officers have a continuing stake in Versant's long-term success and to align their interests with the interests of Versant's shareholders. Option grants allow the officers to acquire shares of the Company's Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time. The options vest in periodic installments over a three-year period, contingent upon the executive officer's continued employment with the Company. The vesting schedule and the number of shares granted are established to ensure a meaningful incentive in each year following the year of grant. Accordingly, the option will provide a return to the executive officer only if he remains in the Company's employ, and then only if the market price of the Company's Common Stock appreciates over the option term. We believe that our Named Executive Officers should have their equity compensation in the form of stock options rather than restricted stock or restricted stock unit awards, as stock options have greater risk associated with them than these other equity grants, as there is no return to the executive if the Company's stock price does not increase. We also believe that our executive officers should have a larger portion of their total compensation based on equity incentive awards at risk compared to other employees.

        The Compensation Committee evaluates the percentage of ownership of Versant of each Named Executive Officer on a fully-diluted basis, each executive officer's current holdings of unvested equity and the extent to which those holdings provide adequate retention incentives to determine whether any additional equity awards are warranted. When setting the number of share-based awards to be granted to each executive, the Compensation Committee also considers the impact of a potential award on Versant's financial statements based on ASC §718.

        In determining equity grants for Versant's Named Executive Officers for fiscal 2009, the Compensation Committee took into account the above factors. Based on this information, in November 2008, early in fiscal 2009, the Compensation Committee granted stock options to Mr. Witte (20,000 shares) and to Mr. Wong (15,000 shares) and to Mr. Huben (15,000 shares).

        All grants of options to Versant's executive officers and other employees, as well as to Versant's directors, have been granted with exercise prices equal to or exceeding the fair value of the underlying shares of Common Stock on the grant date, as determined by Versant's Board of Directors, which was the closing price of Versant's Stock on The NASDAQ Stock Market on the date of grant. All equity-based awards have been reflected in Versant's consolidated financial statements, based upon the applicable accounting guidance.

        We do not have any program, plan or practice that requires us to grant stock options to Versant's executive officers on specified dates, however, we generally (but not exclusively) consider stock option grants to Versant's executives on an annual basis, typically following fiscal year end when preliminary results for the preceding fiscal year are available for review by the Compensation Committee and forecasts for the following fiscal year are presented for review by the Board of Directors.

        Perquisites.    Our executive officers are eligible for the same health and welfare programs and benefits as the rest of Versant's salaried employees. In addition, Mr. Witte receives an automobile lease allowance of €800 per month as Mr. Witte was resident in our German office where such a benefit is customary for executives holding similar positions. In addition, the Company pays life insurance premiums for Mr. Witte of approximately €130 per month.

        Employment Contracts.    On September 9, 2009, the Company entered into a new employment agreement with Mr. Witte and a Retention Incentive Agreement with Mr. Wong. These agreements are described on page 29 of this proxy statement under "Employment Contracts, Termination of

Employment and Change-in-Control Arrangements". Mr. Witte's agreement was intended to replace his prior employment agreement which was to expire at the end of fiscal 2009.

        The primary change to Mr. Witte's employment terms, and the reason for entering into a retention agreement with Mr. Wong, was that the Committee felt that the protection that the Company was then providing to these officers in the event of a change in control of the Company was substantially below market, and that lack of appropriate change in control protection could adversely affect the ability of the Company to enter into a change in control transaction if desirable in the future. The change in control protections only apply if both the Company undergoes a change in control and the executive is terminated or resigns for good reason within 12 months thereafter. Mr. Witte's new employment agreement also provides him with some additional protection if he were to be terminated without cause or resign for good reason, independent of a change in control. The Committee felt this protection was also consistent with protections provided to other similarly situated CEOs, and was consistent with the Company's goals of providing its executives with competitive compensation. The Committee also felt the foregoing changes were appropriate in view of the longevity of employment and commitment that Messrs. Witte and Wong had shown to the Company.

        Deferred Compensation Plan.    The Company currently does not maintain any deferred compensation plans.

Compensation Committee Report

        The information contained in the following report of Versant's Compensation Committee is not considered to be "soliciting material," "filed" or incorporated by reference in any past or future filing by Versant under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that Versant specifically incorporates it by reference.

        The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis ("CD&A") contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board that the CD&A be included in this proxy statement and incorporated by reference into Versant's Annual Report on Form 10-K for the fiscal year ended October 31, 2009.

COMPENSATION COMMITTEE Dr. Herbert May (Chair) Uday Bellary William Henry Delevati

        Provided in the tables and narrative below is certain information regarding compensation earned by our Named Executive Officers for fiscal years 2009, 2008 and 2007.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)		Option Awards(a)		Non-Equity(e) Incentive Plan Compensation ($)	All Other Compensation		Total ($)
Jochen Witte	2007	$292,313		$51,887		$485,465	$12,165	(b)	$841,830
President and Chief	2008	$323,776		$111,381		$221,488	$13,474	(b)	$670,119
Executive Officer	2009	$311,273	(f)	$126,955		$88,500	$15,237	(b)	$541,965
Jerry Wong	2007	$170,000		$34,836		$100,000	$—		$304,836
Vice President, Finance,	2008	$190,000		$70,358		$80,122	$—		$340,480
Secretary and Chief Financial Officer	2009	$190,000		$87,305		$57,869	$—		$335,174
Thomas Huben	2007	$146,157		$44,114		$483,775	$14,395	(b)	$688,441
Executive Vice President,	2008	$161,888		$86,051		$268,590	$15,944	(b)	$532,473
Field Operations	2009	$12,386		$7,324	(d)	$—	$277,618	(c)	$297,328

(a)
Amounts reflect the share-based compensation expense recognized in fiscal 2009 by the Company for financial statement reporting purposes in accordance with ASC §718. For a discussion of valuation assumptions, see Note 10 to the consolidated financial statements included in Versant's annual report on Form 10-K for the fiscal year ended October 31, 2009, filed with the SEC on January 29, 2010.

(b)
Amounts paid by the Company for life insurance premiums and auto lease payments.

(c)
Thomas Huben left the Company in December 2008 and received a one-time separation payment of approximately $275,000. This amount represents the separation payment as well as auto lease payments.

(d)
Thomas Huben left the Company in December 2008 and the unvested shares of his outstanding grants were cancelled on his termination date.

(e)
Described in "Compensation Discussion and Analysis—Executive Compensation Program—Components of Versant's Compensation Program—Annual Cash Incentive Bonuses."

(f)
Mr. Witte's Base Salary in 2009 was €216,000 Euros per annum and he received €12,500 Euros for his additional duties during the period between January 1, 2009 and the commencement of work of the Company's new VP of North American Sales. These amounts have been translated from Euros (€) to USD ($) on a monthly basis using the then current exchange rates.

 Grants of Plan-Based Awards
Fiscal Year 2009

        The following table shows all plan-based awards granted to our Named Executive Officers during fiscal year 2009. Certain of the stock option awards shown in this table (those granted in fiscal year 2009) are also reported in the Outstanding Equity Awards at Fiscal Year End table on page 27.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)(4)
				All Other Option Awards: Number of Underlying Options (#)		Grant Date Fair Value of Stock and Option Awards ($)(2)
					Exercise or Base Price of Option Awards ($/Sh)
Name	Grant Date	Target ($)	Maximum ($)
Jochen Witte	11/25/2008	$285,000	$—	20,000	$12.47	$92,408
Jerry Wong	11/25/2008	$80,000	$—	15,000	$12.47	$69,306
Thomas Huben(3)	11/25/2008	N/A	$—	15,000	$12.47	$69,306

(1)
For purposes of this table, a "non-equity incentive plan award" is a determination by the Compensation Committee of our Board of Directors (the "Committee") that the Named Executive Officer may participate in an individualized annual cash bonus program established by the Compensation Committee for that specific officer as his own non-equity incentive plan and be eligible to receive a cash payout if actual performance during the annual performance period satisfies the pre-determined conditions for payment based on the terms and payment formulas of the plan requirements. The awards reported in this table are for the fiscal 2009 annual performance period and the terms and conditions of these awards were established by the Compensation Committee in the first quarter of fiscal year 2009. For a more detailed explanation of the material terms of these non-equity incentive plans, see above under "Compensation Discussion and Analysis—Executive Compensation Program—Components of Versant's Compensation Program—Annual Cash Incentive Bonuses". The amounts shown for "Target" are those that would have been paid if the exact targeted levels established by the Committee had been achieved. The amounts shown for "Maximum" are those that would have been paid if the maximum levels established by the Committee had been achieved; where no maximum level is shown there was no maximum amount payable under the plan in question. No minimum thresholds were established for named executive officer's non-equity incentive plans for fiscal 2009. In addition, regardless of actual performance relative to the pre-determined objectives and targets, an otherwise earned and approved annual bonus payout would only have been made if the executive officer was employed on the date payment was otherwise approved by the Committee to be paid. The amounts reported for the fiscal year 2009 are "estimated future payouts" as they existed at the time the award was made; the actual cash payouts to each executive officer are reported in the Summary Compensation Table on page 25.

(2)
These amounts do not reflect compensation actually received. Rather, they reflect the share based compensation valuation for financial reporting purposes. The assumptions used to calculate the value of these stock option grants are set forth in Note 10 of the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for fiscal year 2009, filed with the SEC on January 29, 2010.

(3)
Thomas Huben left the Company in December 2008 and his option grant dated 11/25/08 subsequently expired in accordance with its terms.

(4)
No amounts are shown in the table for estimated future payments under equity incentive plan awards as such awards are made in the discretion of the Compensation Committee.

 Outstanding Equity Awards at Fiscal Year-End
Fiscal Year 2009

        The following table shows all outstanding equity awards held by our Named Executive Officers at the end of fiscal year 2009 (which ended on October 31, 2009). Certain of the stock option awards shown in this table (those granted in fiscal year 2009) are also reported in the Grants of Plan-Based Awards table on page 26.

	Option Awards(1)
		Number of Securities Underlying Unexercised Options at October 31, 2009
Name	Grant Date	Exercisable (#)	Unexercisable (#)	Option Exercise Price	Option Expiration Date
Jochen Witte(2)	11/25/2008	6,111	13,889	$12.47	11/25/2018
	11/29/2007	12,777	7,223	$20.98	11/29/2017
	11/27/2006	19,444	556	$10.37	11/27/2016
	11/29/2005	6,628	—	$3.69	11/29/2015
	3/18/2004	875	—	$3.50	9/5/2012
	3/18/2004	2,800	—	$10.50	1/24/2012
	3/18/2004	4,200	—	$27.50	3/18/2014

Total		52,835	21,668

Jerry Wong	11/25/2008	4,583	10,417	$12.47	11/25/2018
	11/29/2007	6,387	3,613	$20.98	11/29/2017
	2/26/2007	5,666	834	$18.18	2/26/2017
	6/27/2006	7,800	—	$6.80	6/27/2016

Total		24,436	14,864

(1)
These options first vest and become exercisable with respect to 25% of the shares subject to the option nine months after the grant date, and thereafter vest and become exercisable with respect to 2.78% of the shares subject to the option each month thereafter, subject to the option holder's continued employment or service relationship with the Company.

(2)
Under the terms of his employment agreement, in the event Mr. Witte's employment is terminated without cause, the vesting of the right to exercise all his then outstanding stock options will accelerate by 12 months of vesting, and if he is terminated without cause or terminates for "good reason" within 12 months after a "Change of Control" transaction involving the Company, then the vesting of the right to exercise all of his then outstanding stock options will accelerate in full such that all his then outstanding stock options will become fully vested, in each case subject to Mr. Witte signing a release agreement with the Company.

 Options Exercised and Stock Vested
Fiscal Year 2009

        The following table shows all stock options that were exercised by the Named Executive Officers during fiscal year 2009 (which ended on October 31, 2009). We do not grant awards of restricted stock or similar instruments, accordingly no such shares were awarded or vested during fiscal year 2009.

Name and Principal Position	Number of Shares Acquired on Exercise	Value Realized on Exercise(2)
Jochen Witte	—	$—
Jerry Wong	—	$—
Thomas Huben(1)	5,000	$41,732

(1)
Mr. Huben left the Company in December 2008 and subsequently exercised his vested options in January 2009.

(2)
The value realized equals the difference between the option exercise price and the fair market value of the Company's Common Stock on the date of exercise, multiplied by the number of shares acquired by exercise of the option.

Equity Compensation Plans
Fiscal Year 2009

        The following table sets forth information regarding equity compensation plans (including individual compensation arrangements) as of October 31, 2009:

	(a)	(b)	(c)
Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted Average exercise price of outstanding options, warrants and rights	Number of Securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity Compensation Plans approved by security holders	385,842	$18.45	368,175	(1)
Equity Compensation Plans not approved by security holders	—	$—	—

	385,842	$18.45	368,175

(1)
These shares were available for issuance under the following Equity Compensation plans:

2005 Employee Incentive Plan	268,916
2005 Directors' Stock Option Plan	38,000
2005 Employee Stock Purchase Plan	61,259

368,175

 Potential Payments upon Termination of Employment

        The following table describes the potential payments and benefits upon termination of our Named Executive Officers' employment, as if each officer's employment terminated as of the end of our last fiscal year, October 31, 2009. For purposes of valuing the severance and vacation payout payments in the table below, we used each officer's base salary rate in effect on October 31, 2009, and the number of accrued but unused vacation days on October 31, 2009. For more information, please see "Employment Contracts, Termination of Employment and Change-in-Control Arrangements" below.

Name	Nature of Payment or Benefit	Termination by Company Without Cause	Termination Due to Death or Disability	Termination Due to Change in Control
Jochen Witte	Severance(1)	$408,277	$186,537	$408,277
	Accelerated Equity Awards(2)	44,283	—	87,404
	Vacation Payout(1)	6,242	6,242	6,242

		$458,802	$192,779	$501,923
Jerry Wong	Severance	$—	$—	$76,875
	Accelerated Equity Awards(2)	—	—	59,917
	Vacation Payout	14,372	14,372	14,372

		$14,372	$14,372	$151,164

(1)
Calculated based on the exchange rate in effect on October 31, 2009, the last day of fiscal 2009, which was €0.675 per $1.00

(2)
The value of the vesting acceleration for stock options shown in the table below was calculated based on the assumption that the officer's employment terminated on October 31, 2009, and that the fair market value per share of our Common Stock on that date was $18.44, which was the closing trading price of our Common Stock on October 31, 2009. The value of the equity acceleration was calculated by multiplying the number of unvested shares subject to acceleration by the difference between $18.44 and the exercise price per share of the accelerated option.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

        Chief Executive Officer's Employment Arrangements.    On September 9, 2009, Versant and our subsidiary, Versant GmbH ("Versant Germany"), entered into a Joint Employment Agreement and Managing Director Service Contract (the "Employment Agreement") with Jochen Witte, Versant's Chief Executive Officer and President. The Agreement sets forth terms of Mr. Witte's employment as Versant's Chief Executive Officer and President and as the Managing Director of Versant Germany and replaced and superseded his prior employment agreement that was entered into in November 2006 and which would have expired in October 2009. The Employment Agreement provides that, as Managing Director of Versant Germany, Mr. Witte is to be paid a base salary by Versant Germany at the rate of €216,000 per year and that for each Versant fiscal year during the term of the Agreement after fiscal 2009, Versant's Board of Directors or the Compensation Committee of the Board will establish a contingent incentive bonus program for Mr. Witte with a total target bonus of not less than $240,000 and determine whether he is to be granted any additional stock options. Mr. Witte was granted an additional nonqualified option to purchase up to 20,000 shares of Versant Common Stock pursuant to Versant's 2005 Equity Incentive Plan on November 25, 2009.

        Under his Employment Agreement, if Mr. Witte's employment as Managing Director of Versant Germany is terminated without cause, then he is entitled to receive a lump sum cash severance payment equal to his annual base salary plus an amount equal to all contingent incentive bonus payments paid to him by Versant during the last four completed fiscal quarters ended immediately preceding his termination without cause, subject to Mr. Witte's signing a release agreement. The Employment Agreement also provides that the vesting of all Mr. Witte's then outstanding unvested stock options or other unvested equity awards will be (i) accelerated by 12 months of vesting if Mr. Witte's employment as Versant's Chief Executive Officer is terminated without cause, or (ii) accelerated in full if such employment is terminated without cause or is terminated by Mr. Witte for "good reason" within 12 months after a change of control transaction involving the Company, in each case subject to Mr. Witte signing a release agreement.

        The Compensation Committee established a non-equity cash incentive compensation program for Mr. Witte for fiscal 2009, which is described above in "Compensation Discussion and Analysis—Executive Compensation Program—Components of Versant's Compensation Program—Annual Cash Incentive Bonuses." On February 5, 2010, the Compensation Committee approved a non-equity cash incentive compensation program for Mr. Witte for fiscal 2010, as described in our report on Form 8-K filed with the Securities and Exchange Commission on February 10, 2010.

        Chief Financial Officer's Employment Arrangements.    On September 9, 2009, Versant entered into a Retention Incentive Agreement with Mr. Wong which provides him with severance benefits upon his termination of employment following certain change of control transactions involving the Company. The agreement provides that if Mr. Wong's employment is terminated without cause or is terminated by him for "good reason" within 12 months of a change of control transaction involving the Company, then (i) the vesting of Mr. Wong's then outstanding unvested stock options or other unvested equity awards of the Company may be accelerated for up to a maximum of 36 months of vesting (with the extent of vesting based on Mr. Wong's tenure with the Company) and (i) Mr. Wong would be entitled to be paid cash severance of an amount not to exceed 50% of his annual target compensation (with the actual amount payable determined in part on Mr. Wong's tenure with the Company), in each case subject to Mr. Wong signing a release.

        The Compensation Committee established a non-equity cash incentive compensation program for Mr. Wong for fiscal 2009, which is described above in "Compensation Discussion and Analysis—Executive Compensation Program—Components of Versant's Compensation Program—Annual Cash Incentive Bonuses." On February 5, 2010, the Compensation Committee approved a non-equity cash incentive compensation program for Mr. Wong for fiscal 2010, as described in our report on Form 8-K filed with the Securities and Exchange Commission on February 10, 2010.

        Separation Agreement with Executive Vice President of Field Operations.    Mr. Huben's employment with Versant terminated on December 2, 2008, at which time Versant entered into a separation arrangement with him under which he agreed to provide certain limited consulting services through March 31, 2009. Pursuant to the separation agreement, Mr. Huben received a one-time separation payment of €216,000 (equivalent to approximately $275,000 U.S. Dollars based on the exchange rate in effect on November 25, 2008), less applicable deductions and withholding, in exchange for executing a general release of claims.

Compensation Committee Interlocks and Insider Participation

        The members of the Compensation Committee throughout all of fiscal 2009 were Messrs. Delevati, Bellary and May, none of whom had ever been an officer or employee of the Company or any of its subsidiaries. During fiscal 2009, no executive officer of the Company served as a member of the board of directors or compensation committee of any entity that had one or more executive officers serving on the Company's Board or Compensation Committee.

 REPORT OF THE AUDIT COMMITTEE

        The Audit Committee is composed of three independent directors and operates under a written charter approved by the Audit Committee and adopted by the Board, a copy of which is attached as Appendix "1" to this Proxy Statement and is also available on the Investor Relations section of our website at www.versant.com. Uday Bellary, William Henry Delevati and Dr. Herbert May are the current members of the Audit Committee. The Audit Committee recommended to the Board the selection of Grant Thornton LLP as the Company's independent registered public accounting firm for fiscal 2009.

        Management is responsible for the Company's internal controls and the financial reporting process. Grant Thornton LLP is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes, including by engaging in discussions with management and Grant Thornton LLP.

        In this context, the Audit Committee has reviewed and discussed the Company's audited financial statements for fiscal 2009 with Versant's management and Grant Thornton LLP. As part of this discussion, management has confirmed to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles. During the fiscal year ended October 31, 2009 the Audit Committee also reviewed and discussed with Versant's management and Grant Thornton LLP, the Company's independent auditor, the Company's quarterly earnings announcements, consolidated financial statements, and related periodic reports filed with the SEC.

        The Audit Committee also has discussed with Grant Thornton LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. The Audit Committee has received the written disclosures and the letter from Grant Thornton LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Audit Committee also has discussed with Grant Thornton LLP that firm's independence. Based on the review and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to in this report and its charter, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements be included in our Annual Report on Form 10-K for our fiscal year ended October 31, 2009.

        The preceding report of the Audit Committee of the Company's Board of Directors is required by the SEC and shall not be deemed to be incorporated by reference into any filing under the Securities Act or under the Exchange Act by any general statement incorporating by reference this Proxy Statement, and shall only be incorporated into other filings to the extent that the Company specifically incorporates this information by reference, and shall not be deemed soliciting material or filed under the Securities Act or Exchange Act.

                      AUDIT COMMITTEE
                      Uday Bellary
                      William Henry Delevati
                      Dr. Herbert May

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16 of the Exchange Act requires Versant's directors and officers, and persons who own more than 10% of a registered class of Versant's equity securities, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish Versant with copies of all Section 16(a) forms they file. Based solely on the review of the copies of such forms furnished to Versant and written representations from the executive officers and directors of the Company, Versant believes that all Section 16(a) filing requirements were met during fiscal 2009.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions Policy and Procedures

        Excluding compensation (whether cash, equity or otherwise), any related party transaction involving a Company director or executive officer must be reviewed and approved by the Audit Committee of the Board of Directors. Any member of the Audit Committee who is a related party with respect to a transaction under review may not participate in the deliberations or vote on the approval or ratification of the transaction. Related parties include any director or executive officer, any nominee for election to the Board, certain stockholders and any of their "immediate family members" (as defined by SEC regulations). To identify any related party transaction, the Company requires each director and executive officer to complete each year a questionnaire requiring disclosure of any transaction in which the director, executive officer or any immediate family member might have an interest. In addition, the Board of Directors determines annually which directors are "independent" under the rules of the NASDAQ Stock Market and reviews any director relationship that would potentially interfere with his or her exercise of independent judgment in carrying out the responsibilities of a director.

Certain Related Party Transactions

        The Company's Articles of Incorporation and Bylaws contain provisions that limit the liability of directors and require the Company to indemnify directors and executive officers against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceedings arising out of their services to the Company. Under those Articles of Incorporation, as permitted under the California General Corporation Law, directors are not liable to the Company or its stockholders for monetary damages arising from a breach of their fiduciary duty of care as directors. In addition, the Company has entered into an indemnity agreement with each director and executive officer that provides for indemnification of the directors and executive officers against certain liabilities that may arise by reason of their status or service as a director or executive officer. The Company purchases insurance to cover claims or a portion of any claims made against its directors and executive officers. These provisions and arrangements do not, however, affect liability for any breach of a director's duty of loyalty to the Company or its stockholders, liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, liability for transactions in which the director derived an improper personal benefit or liability for the payment of a dividend in violation of California law. Such limitation of liability also does not limit a director's liability for violation of, or otherwise relieve our directors or executive officers from the necessity of complying with, federal and state securities laws or affect the availability of equitable remedies such as injunctive relief or rescission.

        Other than these indemnification arrangements and the compensation of directors and Named Executive Officers as described elsewhere in this Proxy Statement, and the one-time separation payment made to former executive officer Thomas Huben as described in the Summary Compensation Table, to the Company's knowledge there has not been since the beginning of fiscal year 2009 and there is not currently proposed any transaction in which the Company was or is to be a participant, in which the amount involved exceeds $120,000 and in which any director, executive officer, 5% stockholder or any of their "immediate family members" (as defined by SEC regulations) had or will have a direct or indirect material interest.

SHAREHOLDER PROPOSALS

        Shareholders are entitled to present proposals for consideration at forthcoming shareholder meetings provided that they comply with the proxy rules promulgated by the SEC and our bylaws. Proposals of shareholders intended to be presented at the Company's Annual Meeting of Shareholders to be held in 2011 for its fiscal year ended October 31, 2010, or "2011 Meeting," must be received by the Company at its principal executive offices by no later than 120 days prior to March 1, 2011 (that is, November 1, 2010) (the "Deadline Date") to be included in the Company's Proxy Statement and form of proxy relating to that meeting. If a shareholder wishes to present a proposal directly at the 2011 Meeting that is not to be included in the Company's proxy materials for that meeting, then under SEC Rule 14a-4(c)(1) proxies solicited by the Company for the 2011 Meeting may be voted by the Company's proxy holders in their discretion with respect to such proposal unless the Company receives written notice of the proposal by no later than the close of business on February 3, 2011 (the "Discretionary Deadline Date"). Even if such a shareholder proposal is timely received by the Discretionary Deadline Date, the Company retains discretion to vote proxies it receives on such proposal provided that (1) the Company includes in its Proxy Statement advice on the nature of the proposal and how it intends to exercise its voting discretion and (2) the proponent of the proposal does not provide the Company with a written statement by the Discretionary Deadline Date that it intends to deliver a proxy statement and form of proxy to holders of at least the percentage of the Company's voting shares required under applicable law to carry the proposal, includes the same statement in its proxy materials filed under SEC Rule 14a-6 and immediately after soliciting the requisite percentage of shareholders required to carry the proposal, provides the Company with a statement from any solicitor or other person with knowledge that the necessary steps have been taken to deliver a proxy statement and form of proxy to holders of at least the percentage of the company's voting shares required under applicable law to carry out the proposal. The Company reserves the right to reject, rule out of order or take other appropriate action with respect to, any proposal that does not comply with these and other applicable requirements. Although the Company has not yet determined the date on which its 2011 Meeting will be held, it currently expects that the date of the 2011 Meeting will be approximately the same date of this year's Annual Meeting. If that is not the case, then the Deadline Date and the Discretionary Deadline Date indicated in the preceding paragraph will be changed and may be a later date. Pursuant to SEC Rule 14a-5(f), the Company will provide shareholders with notice of any such change in the Deadline Date and the Discretionary Deadline Date for the 2011 Meeting under a report that it subsequently files with the SEC on Form 10-Q or other permitted filing.

OTHER MATTERS

        The Board does not presently intend to bring any other matters before the Annual Meeting, and, so far as is known to the Board, no matters are to be brought before the Annual Meeting except as specified in the Notice of the Annual Meeting. As to any business that may properly come before the Annual Meeting, however, it is intended that the proxies, in the form enclosed, will be voted in respect of any such other matters in accordance with the judgment of the persons voting such proxies.

        It is important that your shares be represented at the Annual Meeting, regardless of the number of shares you hold. You are, therefore, urged to mark, sign, date, and return the accompanying proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose.

 AVAILABILITY OF ANNUAL REPORT

        A copy of the Company's Annual Report on Form 10-K, as filed with the SEC, is available free of charge, upon written request to Versant Corporation, attn: Investor Relations, 255 Shoreline Drive, Suite 450, Redwood City, California 94065 USA or call (650) 232-2400.

APPENDIX "1"

CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

I. Purpose

        The purpose of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of Versant Corporation (the "Company") is to assist the Board in fulfilling its statutory and fiduciary oversight responsibilities relating to the Company's financial accounting, reporting and controls. The Committee's principal functions are to:

  •
  monitor the periodic reviews of the adequacy of the accounting and financial reporting processes and systems of internal control that are conducted by the Company's independent auditors and the Company's financial and senior management;

  •
  review and evaluate the independence and performance of the Company's independent auditors; and

  •
  facilitate communication among the Company's independent auditors, the Company's financial and senior management and the Board.

        The Committee will fulfill these functions primarily by carrying out the activities enumerated in Part IV of this charter. In order to serve these functions, the Committee shall have unrestricted access to Company personnel and documents, and shall have authority to direct and supervise an investigation into any matters within the scope of its duties, including the power to retain outside counsel in connection with any such investigation.

        While the Audit Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the Company's independent auditors. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and its independent auditors or to assure compliance with laws and regulations and the Company's policies and procedures.

II. Membership

        All members of the Committee will be appointed by, and shall serve at the discretion of, the Board. Unless a chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the Committee membership.

        As of the date this charter is adopted and until June 13, 2001, the Committee shall consist of at least two members of the Board. At least a majority of the members shall be persons who are not officers or employees of the Company or any subsidiary and who do not have any other relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. As of June 14, 2001, the Committee shall consist of three or more members of the Board, with the exact number being determined by the Board. Each member of the Committee shall be "independent" as defined by the rules of The NASDAQ Stock Market, as they may be amended from time to time (the "Rules"), except as otherwise permitted by such Rules. Each member of the Committee shall have the ability to read and understand fundamental financial statements (or become able to do so within a reasonable time after joining the Committee) and at least one member shall have prior experience in accounting, financial management or financial oversight, as required by the Rules.

III. Meetings

        Meetings of the Committee shall be held from time to time as determined by the Board and/or the members of the Committee. The Committee should periodically meet with the independent auditors out of the presence of management about internal controls, the fullness and accuracy of the Company's financial statements and any other matters that the Committee or these groups believe should be discussed privately with the Committee. The Committee members, or the Chairman of the Committee on behalf of all of the Committee members, should communicate with management and the independent auditors on a periodic basis in connection with their review of the Company's financial statements.

IV. Responsibilities and Duties

        The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities. These processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate and may establish policies and procedures from time to time that it deems necessary or advisable in fulfilling its responsibilities.

        1.     Review the Company's quarterly and annual financial statements, including any report or opinion by the independent auditors, prior to distribution to the public or filing with the Securities and Exchange Commission.

        2.     In connection with the Committee's review of the annual financial statements:

    •
    Discuss with the independent auditors and management the financial statements and the results of the independent auditors' audit of the financial statements.

    •
    Discuss any items required to be communicated by the independent auditors in accordance with SAS 61, as amended. These discussions should include the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles, the reasonableness of significant judgments, the clarity of the disclosures in the Company's financial statements and any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

        3.     In connection with the Committee's review of quarterly and/or annual financial statements, as applicable, the Committee or the Chairman of the Committee shall:

    •
    Discuss with the independent auditors and management the results of the independent auditors' SAS 71 review of the quarterly financial statements.

    •
    Discuss significant issues, events and transactions and any significant changes regarding accounting principles, practices, judgments or estimates with management and the independent auditors, including any significant disagreements among management and the independent auditors.

        4.     Discuss any comments or recommendations of the independent auditors outlined in their annual management letter. Approve a schedule for implementing any recommended changes and monitor compliance with the schedule.

        5.     Discuss with the independent auditors and management their periodic reviews of the adequacy of the Company's accounting and financial reporting processes and systems of internal control, including the adequacy of the systems of reporting to the audit committee by each group.

        6.     Periodically consult with the independent auditors out of the presence of management about internal controls, the fullness and accuracy of the Company's financial statements and any other matters that the Committee or these groups believe should be discussed privately with the Committee.

        7.     Review the independence and performance of the independent auditors. Recommend to the Board of Directors the appointment or discharge of the independent auditors.

        8.     Communicate with the Company's independent auditors about the Company's expectations regarding its relationship with the auditors, including the following: (i) the independent auditors' ultimate accountability to the Board and the Committee, as representatives of the Company's stockholders; and (ii) the ultimate authority and responsibility of the Board and the Committee to select, evaluate and, where appropriate, replace the independent auditors.

        9.     Review and approve processes and procedures to ensure the continuing independence of the Company's independent auditors. These processes shall include obtaining and reviewing, on an annual basis, a letter from the independent auditors describing all relationships between the independent auditors and the Company required to be disclosed by Independence Standards Board Standard No. 1, reviewing the nature and scope of such relationships and discontinuing any relationships that the Committee believes could compromise the independence of the auditors.

        10.   Review at a general level the independent auditors' audit plan.

        11.   Approve the fees and other significant compensation to be paid to the independent auditors. Pre-approve all permitted non-audit services to be provided by the independent auditors.

        12.   Periodically review the status of any legal matters that could have a significant impact on the Company's financial statements.

        13.   Annually prepare a report to the Company's stockholders for inclusion in the Company's annual proxy statement to the extent required by the rules and regulations of the Securities and Exchange Commission, as they may be amended from time to time.

        14.   Maintain minutes of meetings and periodically report to the Board of Directors on significant matters related to the Committee's responsibilities.

        15.   Review and reassess the adequacy of the Committee's charter at least annually. Submit the charter to the Company's Board of Directors for review and include a copy of the charter as an appendix to the Company's proxy statement to the extent required by the rules and regulations of the Securities and Exchange Commission, as they may be amended from time to time (currently, once every three years).

        16.   Perform any other activities required of the Committee by applicable law, rules or regulations, including the rules of the Securities and Exchange Commission and any stock exchange or market on which the Company's Common Stock is listed, and perform other activities that are consistent with this charter, the Company's Bylaws and governing laws, as the Committee or the Board deems necessary or appropriate. Without limiting the foregoing, the Committee shall have the power to review the fairness of any proposed material transaction in which management or Board members have a conflict of interest.

You can now access your Versant Corporation account online.

Access your Versant Corporation account online via Investor ServiceDirect® (ISD).

BNY Mellon Shareowner Services, the transfer agent for Versant Corporation, now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form

Visit us on the web at http://www.bnymellon.com/shareowner/isd

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

Investor ServiceDirect®

Available 24 hours per day, 7 days per week

TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

â FOLD AND DETACH HERE â

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Versant Corporation
Proxy for 2010 Annual Meeting of Shareholders
May 3, 2010

The undersigned shareholder(s) of Versant Corporation, a California corporation, hereby acknowledges receipt of the Notice of 2010 Annual Meeting of Shareholders and Proxy Statement, each dated March 1, 2010, and hereby appoints Jochen Witte and Jerry Wong, and each of them, Proxies and Attorneys-in-Fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at our 2010 Annual Meeting of Shareholders to be held at our principal executive offices located at 255 Shoreline Drive, Suite 450, Redwood City, California 94065 USA, on Monday, May 3, 2010, at 10:00 a.m. Pacific Daylight Time, and at any adjournment thereof, and to vote all shares of our Common Stock which the undersigned would be entitled to vote if personally present on any and all of the following matters and with discretionary authority as to any and all other matters that may properly come before the meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE.  IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE BOARD OF DIRECTOR NOMINEES, FOR THE RATIFICATION OF GRANT THORNTON LLP, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXIES HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OF THE MEETING.

Address Change/Comments (Mark the corresponding box on the reverse side)	BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on May 3, 2010.  The Notice of the Annual Shareholder Meeting and the related Proxy Statement, Versant’s Annual Report to Shareholders for the fiscal year ended October 31, 2009 and Versant’s report on Form 10-K for its fiscal year ended October 31, 2009 are available at: http://bnymellon.mobular.net/bnymellon/vsnt. For directions to the Meeting please call Investor Relations at (650) 232-2416.

â FOLD AND DETACH HERE â

The board of directors and management recommend a vote “for” the proposals in items 1 through 3.

Please mark ☒ your votes as indicated in this example

	FOR ALL	WITHHOLD FOR ALL	* EXCEPTIONS
1. Election of directors:	☐	☐	☐

01 Uday Bellary	(Instructions: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below)
02 William Henry Delevati
03 Dr. Herbert May
04 Jochen Witte
05 Bernhard Woebker	* Exceptions

2. Vote to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2010.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3. To transact such other business as may properly come before the meeting or any adjournment of the meeting.

(This proxy should be marked, dated and signed by each shareholder exactly as such shareholder’s name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate.  A corporation is requested to sign its name by its President or other authorized officer, with the office held designated.  If shares are held by joint tenants or as community property, both holders should sign.)

TO ENSURE YOUR REPRESENTATION AT THE 2010 ANNUAL MEETING OF SHAREHOLDERS, PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT AS PROMPTLY AS POSSIBLE.

Signature(s)	Signature	Dated	, 2010

Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

QuickLinks

Versant Corporation 255 Shoreline Drive, Suite 450 Redwood City, California 94065 USA NOTICE OF 2010 ANNUAL MEETING OF SHAREHOLDERS
  March 1, 2010
INFORMATION CONCERNING SOLICITATION AND VOTING
Versant Corporation Attention: Secretary 255 Shoreline Drive, Suite 450 Redwood City, CA 94065
PROPOSAL NO. 1 ELECTION OF DIRECTORS
Director Compensation—Fiscal Year 2009
PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED SHAREHOLDER MATTERS
EXECUTIVE COMPENSATION
Summary Compensation Table
Grants of Plan-Based Awards Fiscal Year 2009
Outstanding Equity Awards at Fiscal Year-End Fiscal Year 2009
Options Exercised and Stock Vested Fiscal Year 2009
Equity Compensation Plans Fiscal Year 2009
Potential Payments upon Termination of Employment
REPORT OF THE AUDIT COMMITTEE
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SHAREHOLDER PROPOSALS
OTHER MATTERS
AVAILABILITY OF ANNUAL REPORT
APPENDIX "1"
CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS